Loan agreement

Borrower:	Shanghai Baby Fox Fashion Co., Ltd.
Lender:	Zengquan Yu

This agreement is entered into by and between the Borrower and the Lender through friendly consultations, the Lender agrees to grant the Borrower ￥5,700,000 and the interest rate is 10% per year.

The Lender remits the Borrower for three times, the date and amount are as follow:

May 16th, 2008	￥4,700,000;

June 5th, 2008	￥750,000;

June 16th, 2008	￥250,000;

The period of this loan is 2 years.

Borrower (Seal): Shanghai Baby Fox	Lender (Seal): Zengquan Yu
Fashion Co., Ltd.

Date: June 16th, 2008	Date: June 16th, 2008